Consent of Independent Accountants



We consent to the inclusion in the Registration Statement of Silver Star Foods, Inc. on Form SB-2 of our report dated July 2, 1997, except for Notes 1 & 2 as to which the dates are July 23, and July 28, 1997 respectively, on our audits of Silver Star Foods, Inc. as at March 31, 1997 and 1996 and for the years then ended. We also consent to the reference to our firm under the caption "Experts".



/s/  Weinick Sanders Leventhal & Co., LLP
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WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
December 15, 1997